Exhibit 5.1 and 23.1

[Stikeman Elliott LLP Letterhead]

June 19, 2018

Mogo Finance Technology Inc.

2100-401 West Georgia St.

Vancouver, British Columbia

Canada

Re:	Mogo Finance Technology Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Canadian counsel for Mogo Finance Technology Inc. (the “Company”), a Company incorporated under the Business Corporations Act (British Columbia), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 3,800,000 common shares of the Company (the “Option Shares”), issuable under the Company’s Stock Option Plan (effective November 15, 2013, as amended) (the “Stock Option Plan”) and of 500,000 common shares of the Company (the “Unit Shares”, and, together with the Option Shares, the “Shares”) issuable under the Company’s Restricted Share Unit Plan (effective June 25, 2015) (the “RSU Plan”, and, together with the Stock Option Plan, the “Plans”).

In connection with the Registration Statement, we have examined such records of the Company and such documents of the Company as we have deemed necessary as a basis for the opinions expressed herein. In particular, as to certain questions of fact material to the opinions hereinafter expressed, we have relied solely and without independent verification upon a certificate of an officer of the Company. We have not conducted any independent enquiries or investigations in respect of the opinions provided hereunder. In all those examinations we have assumed the capacity of all individuals, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of those documents and that all facts set forth in the certificates of the officer of the Company are true and accurate as of the date hereof.

Our opinion below is expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (the “Jurisdiction”) and is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that:

(a)	the Option Shares will, at the time of their issuance upon the due and proper exercise of options granted under the Stock Option Plan in accordance with the terms of the Stock Option Plan, be validly issued and outstanding as fully paid and non-assessable common shares of the Company, and

(b)	the Unit Shares will, at the time of their issuance upon the settlement of duly and properly vested restricted share units granted under the RSU Plan in accordance with the terms of the RSU Plan, be validly issued and outstanding as fully paid and non-assessable common shares of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing by the Company of the Registration Statement and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated herein.

Yours truly,
/s/ Stikeman Elliott LLP